EXHIBIT 99.1

12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881 Fax 703.322.0885
www.argonst.com

NEWS RELEASE

For Immediate Release

Argon ST, Inc. Announces Q4 and Fiscal Year 2004 Results

FAIRFAX, VA, December 14, 2004 / Business Wire / — Argon ST, Inc. (NASDAQ: STST), today announced revenues and earnings for its fourth quarter and fiscal year ended September 30, 2004.

On September 29, 2004, a wholly-owned subsidiary of Sensytech, Inc. (“Sensytech”) merged with and into Argon Engineering Associates, Inc. (“Argon Engineering”) in a merger whereby each outstanding share of Argon Engineering common stock was exchanged for two shares of Sensytech common stock. As a result of the merger, the former Argon Engineering stockholders acquired approximately 65.6% of the issued and outstanding shares of Sensytech common stock. In accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”, the merger was accounted for as a reverse acquisition, whereby Argon Engineering was deemed to have acquired Sensytech for financial reporting purposes. Consistent with the reverse acquisition accounting treatment, the historical financial statements presented for periods prior to the acquisition date are the statements of Argon Engineering except for stockholders’ equity which has been retroactively restated for the equivalent number of shares of the legal acquirer. The operations of the former Sensytech businesses have been included in the financial statements from the date of acquisition (1 day). Both companies had their fiscal year ending on September 30. Upon the closing of the merger, Sensytech changed its name to Argon ST, Inc.

Historical Results of Operations

Driven by increased orders and the beginning of low rate production efforts for signals intelligence (SIGINT) and electronic support measures (ESM) systems, revenues for the fourth quarter ended September 30, 2004 increased $13,059,000 or 48% to $40,158,000 compared to $27,099,000 for the prior year quarter. Revenue for the fiscal year ended September 30, 2004 increased $49,835,000 or 63% to $129,184,000, compared to $79,349,000 for the prior fiscal year.

Net income for the fourth quarter ended September 30, 2004 was $3,116,000, or $0.23 per diluted share, an increase of 30% compared to $2,381,000 or $0.19 per diluted share for the fourth quarter of the prior year. For the fiscal year ended September 30, 2004 net income increased 79% to $9,949,000 from the prior year earnings of $5,569,000. This represented an increase of 72% for basic earnings to $0.81 per share from prior year basic earnings of $.47 per share. The earnings per diluted share increased 68% to $.74 per share from the prior year earnings of $.44 per diluted share.

Terry Collins, President and CEO, stated, ‘Our growth in revenue of 63% this year is the result of the award of several low rate initial production efforts for the U.S. Government and our expansion into allied markets. Net income increased 79% as we begin to realize economies of scale and subsequent margin improvement in connection with migration to more fixed price contract activity. Our backlog at year end was $228,819,000 of which $222,222,000 was funded at the end of the year. We recognized over $26,000,000 in revenue in our FY04 performance of various customer funded research and development projects. These projects have the potential to lay the ground work for future systems production.”

Terry Collins further stated, “The recently completed merger between Sensytech and Argon Engineering further enhances our opportunities to expand into other markets with more robust product offerings. Prior to the merger, both companies’ strategy focused on strong organic growth augmented with acquisitions. Our strategy has not changed and will serve us well into the future. The culmination of all of our collective activities to complete the merger has yielded a much stronger company, greater engineering and product depth, enhanced manufacturing capability, and access to various forms of financing for acquisitive growth.”

Financial Highlights

■	Revenue for the fourth quarter increased 48% over the prior year quarter to $40,158,000 from $27,099,000.

■	Revenue for the fiscal year increased 63% over the prior year to $129,184,000 from $79,349,000.

■	Net Income for the fourth quarter was $3,116,000, or $0.25 per basic share and $0.23 per diluted share, up $0.05 and $0.04, respectively, per share, from the prior year quarter.

■	Net Income for the year of $9,949,000, or $0.81 per basic share and $0.74 per diluted share, up $0.34 and $0.30, respectively, per share, from the prior year.

About Argon ST, Inc.

Argon ST designs, develops, and manufactures systems and sensors for the Command and Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (signals intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. The Company wishes to caution readers that certain factors can cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances.

ARGON ST, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$29,732,000	$4,100,000
Accounts receivable, net	59,716,000	15,851,000
Inventory	1,574,000	—
Income taxes receivable	—	704,000
Deferred income tax asset	4,822,000	—
Prepaids and other	1,288,000	512,000

TOTAL CURRENT ASSETS	97,132,000	21,167,000
Property, equipment and software, net	13,949,000	2,460,000
Goodwill	107,776,000	—
Intangibles, net	2,190,000	—
Other assets	694,000	109,000

TOTAL ASSETS	$221,741,000	$23,736,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$12,727,000	$3,645,000
Accrued salaries and related expenses	10,606,000	4,856,000
Deferred revenue	28,336,000	3,739,000
Notes payable – current portion	226,000	34,000
Income taxes payable	5,810,000	—
Deferred rent	200,000	35,000
Deferred income tax liability, current	—	243,000

TOTAL CURRENT LIABILITIES	57,905,000	12,552,000
Deferred income tax liability, long term	1,901,000	174,000
Notes payable, net of current portion	56,000	—
Deferred rent	954,000	—
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common Stock:
$.01 Par Value, 25,000,000 shares authorized 19,468,734 and 12,305,962 shares issued and outstanding, at September 30, 2004 and 2003	195,000	123,000
Additional paid-in capital	149,043,000	91,000
Treasury stock at cost, 126,245 shares	(534,000)	—
Retained earnings	12,221,000	10,796,000

TOTAL STOCKHOLDERS’ EQUITY	160,925,000	11,010,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$221,741,000	$23,736,000

ARGON ST, INC.
CONSOLIDATED STATEMENTS OF EARNINGS

	For the Quarter Ended		For the Year Ended
	September 30,		September 30,
	2004	2003	2004	2003
CONTRACT REVENUES	$40,158,000	$27,099,000	$129,184,000	$79,349,000
COST OF REVENUES	33,977,000	22,714,000	107,307,000	65,271,000

GROSS MARGIN	6,181,000	4,385,000	21,877,000	14,078,000
GENERAL AND ADMINISTRATIVE EXPENSES	958,000	1,119,000	5,905,000	5,844,000

	5,223,000	3,266,000	15,972,000	8,234,000
INCOME FROM OPERATIONS
OTHER INCOME (EXPENSE), NET	74,000	10,000	154,000	31,000
INCOME BEFORE INCOME TAXES	5,297,000	3,276,000	16,126,000	8,265,000
PROVISION FOR INCOME TAXES	2,181,000	895,000	6,177,000	2,696,000

NET INCOME	$3,116,000	$2,381,000	$9,949,000	$5,569,000

EARNINGS PER SHARE
Basic	$0.25	$0.20	$0.81	$0.47
Diluted	$0.23	$0.19	$0.74	$0.44
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	12,522,871	12,013,172	12,308,412	11,769,788
Diluted	13,479,803	12,637,206	13,366,916	12,620,308

Pro forma Financial Results of Operations

The following unaudited condensed combined pro forma results of operations reflect the pro forma combination of Argon Engineering and the acquired Sensytech business as if the combination had occurred at the beginning of the periods presented, compared with the historical results of operations for Argon Engineering for the periods ended September 30.

These unaudited pro forma condensed combined results of operations were prepared based on the historical financial statements of Argon Engineering. The unaudited pro forma condensed combined results of operations do not purport to represent what Argon ST’s results of operations would have been if such transaction had occurred on the dates presented, and are not necessarily indicative of Argon ST’s future results.

	Twelve Months Ended September 30,
	2004		2003
	Historical	Proforma	Historical	Proforma
Revenue	$129,184,000	$189,792,000	$79,349,000	$132,532,000
Income from operations	15,972,000	23,132,000	8,234,000	13,874,000
Net income	9,949,000	14,386,000	5,569,000	8,979,000
Basic earnings per share	$0.81	$0.76	$0.47	$0.50
Diluted earnings per share	$0.74	$0.71	$0.44	$0.48
Basic wt average shares	12,308,000	18,914,000	11,770,000	17,874,000
Diluted wt average shares	13,367,000	20,156,000	12,620,000	18,882,000

Revenues attributable to Sensytech were $60,608,000 and $53,183,000 for fiscal years 2004 and 2003, respectively. Income from operations attributable to Sensytech was $6,033,000 and $6,693,000 for fiscal years 2004 and 2003, respectively. Net income attributable to Sensytech was $3,749,000 and $4,052,000 for fiscal years 2004 and 2003, respectively. Depreciation and amortization on the write up of tangible and intangible assets, in accordance with SFAS 141, was $82,000 and $971,000 respectively for fiscal years 2004 and 2003 and the after tax effect was $50,000 and $592,000 respectively. The one time merger costs and expenses, incurred by Sensytech, of approximately $2,180,000 before tax and $1,330,000 after tax were added back to the pro forma results for 2004.

FOR MORE INFORMATION, CONTACT:
Donald F. Fultz, Chief Financial Officer
don.fultz@argonst.com
URL: www.argonst.com